EXHIBIT 10.2


                     FOUNDERS' VOTING AND SUPPORT AGREEMENT
                     --------------------------------------

                                  by and among

              Alternative Asset Management Acquisition Corporation,

     Halcyon Employees LP, solely in its capacity as Halcyon Representative


                                       and


   Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC,
    Jakal Investments, LLC, Mark D. Klein, David Hawkins, Steven A. Shenfeld,
                    Bradford R. Peck and Frederick G. Kraegel




                                  March o, 2008


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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................  1
   Section 1.1     Definitions...............................................  1
   Section 1.2     Gender....................................................  4

ARTICLE II COVENANTS TO SUPPORT THE ACQUISITION..............................  4
   Section 2.1     Voting of Founders' Securities............................  4
   Section 2.2     No Restraint on Officer or Director Action................  4
   Section 2.3     10b5-1 Agreements.........................................  5

ARTICLE III TRANSFER RESTRICTIONS............................................  5
   Section 3.1     Transfer Restrictions.....................................  5

ARTICLE IV ASSIGNMENT; THIRD PARTY BENEFICIARIES.............................  5
   Section 4.1     Assignment................................................  5
   Section 4.2     Third Party Beneficiary...................................  5

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS.....................  6
   Section 5.1     Good Standing.............................................  6
   Section 5.2     Due Authorization; Binding Agreement......................  6
   Section 5.3     No Conflicts..............................................  6
   Section 5.4     Ownership of the Founders' Securities.....................  7
   Section 5.5     Founders' Prior Agreements................................  7
   Section 5.6     Litigation................................................  7
   Section 5.7     Accuracy of Representations; Reliance by
                     Halcyon Representative..................................  7

ARTICLE VI FURTHER ASSURANCES................................................  7
   Section 6.1     Shareholders Agreement....................................  7
   Section 6.2     Further Assurances........................................  7

ARTICLE VII ADJUSTMENTS AND OTHER AGREEMENTS.................................  8
   Section 7.1     Surrender and Cancellation of Founders' Securities........  8
   Section 7.2     Termination Fee Securities................................  8
   Section 7.3     Adjustments to Prevent Dilution...........................  9

ARTICLE VIII TERMINATION.....................................................  9
   Section 8.1     Termination...............................................  9
   Section 8.2     Survival..................................................  9

ARTICLE IX GENERAL PROVISIONS................................................  9
   Section 9.1     Amendments................................................  9
   Section 9.2     Notices...................................................  9
   Section 9.3     Interpretation............................................ 10
   Section 9.4     Remedies Cumulative....................................... 10
   Section 9.5     Waivers................................................... 10
   Section 9.6     Severability.............................................. 10
   Section 9.8     Governing Law............................................. 10
   Section 9.9     Entire Agreement.......................................... 10
   Section 9.10    Fees and Expenses......................................... 11


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   Section 9.11    Legal Counsel............................................. 11
   Section 9.12    Specific Performance; Enforcement......................... 11
   Section 9.13    Consent to Jurisdiction................................... 11
   Section 9.14    Counterparts:  Facsimile.................................. 11

   Exhibit A       Beneficial and Record Ownership of Founders' Securities
   Exhibit B       Cancellation Shares and Termination Fee Securities

                     FOUNDERS' VOTING AND SUPPORT AGREEMENT
                     --------------------------------------

      AGREEMENT, dated as of March 12th, 2008 (this "Agreement"), by and among Alternative Asset Management Acquisition Corporation ("AAMAC"), Halcyon Employees LP, solely in its capacity as the Halcyon Representative, Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments, LLC, Mark D. Klein, David Hawkins, Steven A. Shenfeld, Bradford R. Peck and Frederick G. Kraegel (each a "Founder" and collectively, the "Founders") (capitalized terms used but not defined herein have the meanings set forth in Article I).

      WHEREAS, AAMAC, Halcyon Management Group LLC ("Halcyon"), Halcyon Partner Vehicle, Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management LP, Halcyon Asset-Backed Advisors LP, Halcyon Loan Investors LP, and Halcyon Real Estate Investors LP entered into the Purchase Agreement on the date hereof whereby AAMAC will acquire certain equity interests in Halcyon (the "Purchase Agreement");

      WHEREAS, as of the date hereof each Founder owns, beneficially and of record, the number of shares of AAMAC Common Stock entitled to vote (the "Founders' Common Shares") and warrants exercisable for AAMAC Common Stock (the "Sponsors' Warrants"), in each case in such amounts as set forth opposite each Founder's name on Exhibit A hereto (the Founders' Common Shares and Sponsors' Warrants, together, the "Founders' Securities");

      WHEREAS, Halcyon Representative and the Founders desire to enter into this Agreement to provide for, among other things, (i) the obligation of the Founders, subject to the terms of this Agreement and the Letter Agreements, to vote their Founders' Voting Shares as set forth herein; (ii) certain restrictions on the sale or other Transfer of the record ownership or the Beneficial Ownership, or both, of the Founders' Securities until the termination of this Agreement; and (iii) the cancellation of a portion of the Founders' Common Shares at the Closing Date; and

      WHEREAS, as a condition to the willingness of Halcyon Parties to enter into the Purchase Agreement, the Halcyon Parties have required that the Founders enter into this Agreement.

      NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

      "10b5-1 Agreements" means the three agreements dated July 24, 2007 which Citigroup Global Markets Inc. and AAMAC entered into with each of Hanover Overseas Limited, STC


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Investment Holdings LLC and Solar Capital, LLC, a form of which is filed as
Exhibit 10.10 to Form S-1 (file number 333-141593) filed with the SEC by AAMAC.

      "AAMAC" has the meaning set forth in the introduction to this Agreement.

      "AAMAC Common Stock" means the common stock, $0.0001 par value per share, of AAMAC.

      "Acquisition" means the acquisition whereby, pursuant to the Purchase Agreement and the transactions contemplated thereby, as from time to time amended, AAMAC will acquire all of the Class A Units of Halcyon.

      "Action" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

      "Agreement" has the meaning set forth in the introduction to this Agreement.

      "Beneficial Owner" of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms "Beneficially Own" and "Beneficial Ownership" shall have correlative meanings.

      "Business Day" means a day on which banks and stock exchanges are open for business in New York (excluding Saturdays, Sundays and public holidays).

      "Cancellation Shares" has the meaning set forth in Section 7.1 of this Agreement.

      "Closing Date" has the meaning set forth in the Purchase Agreement.

      "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Escrow Agreement" means that Escrow Agreement dated August 1, 2007 between AAMAC, the Founders, and Continental Stock Transfer & Trust Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Founder" has the meaning set forth in the introduction to this Agreement.

      "Founders' Common Shares" has the meaning set forth in the recitals to this Agreement.

      "Founders' Securities" has the meaning set forth in the recitals to this Agreement.

      "Founders' Voting Shares" has the meaning set forth in Section 2.1(a)(i) of this Agreement.


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      "Governmental Entity" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

      "Halcyon" has the meaning set forth in the recitals to this Agreement.

      "Halcyon Parties" has the meaning set forth in the Purchase Agreement.

      "Halcyon Partner Vehicle" has the meaning set forth in the Purchase Agreement.

      "Halcyon Representative" has the meaning set forth in the Purchase Agreement.

      "Letter Agreement" means each of the letter agreements dated August 1, 2007 between AAMAC and each of the Founders, respectively.

      "Permitted Transferee" has the meaning set forth in the Warrant Agreement.

      "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

      "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

      "Registration Rights Agreement" means that Registration Rights Agreement dated August 1, 2007 between AAMAC and the Founders.

      "SEC" means the Securities and Exchange Commission.

      "Sponsors' Warrants" has the meaning set forth in the recitals to this Agreement.

      "Termination Fee Securities" has the meaning set forth in Section 7.2(a) of this Agreement.

      "Transfer" means to (a) directly or indirectly offer, sell, contract to sell, grant any option or warrant for the sale of, assign, transfer, hypothecate, pledge or otherwise encumber or dispose of any Founders Securities except for security arrangements currently in place as of the date hereof with respect to indebtedness of Solar Capital, LLC (b) enter into any swap or other transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, of Founders' Securities (including the filing or participation in the filing of a registration statement with the SEC) or (c) establish or increase a put equivalent position or liquidate or decrease a call equivalent position relating to Founders' Securities within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      "Voting Event" has the meaning set forth in Section 2.1(a) of this Agreement.

      "Voting Matters" has the meaning set forth in the Purchase Agreement.


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

      "Warrant Agreement" means the Warrant Agreement dated as of August 1, 2007 between AAMAC and Continental Stock Transfer & Trust Company.

      Section 1.2 Gender. For the purposes of this Agreement, the words "he," "his" or "himself" shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

                                   ARTICLE II

                      COVENANTS TO SUPPORT THE ACQUISITION

      Until the termination of this Article in accordance with Section 8.1, the Founders agree as follows:

      Section 2.1 Voting of Founders' Securities.

      (a) The Founders agree that, from and after the date hereof and until this Agreement is terminated pursuant to Article VIII, below, at any meeting of the stockholders of AAMAC, however called, or in connection with any written consent of the stockholders of AAMAC, in each case relating to any proposed action by the stockholders of AAMAC with respect to the matters set forth in Section 2.1(a)(iii) below (each, a "Voting Event"):

      (i) each Founder shall appear at or participate in, as applicable, each such Voting Event or otherwise cause the Founders' Common Shares, and any voting securities of AAMAC acquired by any Founder after the date hereof and prior to the record date of such Voting Event (including voting securities purchased pursuant to the 10b5-1 Agreements) (such shares, together, the "Founders' Voting Shares"), to be counted as present thereat for purposes of calculating a quorum; and

      (ii) each Founder shall vote all of such Founders' Common Shares as required by Section 1 of the Letter Agreement executed by such Founder; and

      (iii) subject to Section 2.1(a)(ii), each Founder shall vote (or cause to be voted), in person or by proxy, all Founders' Voting Shares: (a) in favor of the Voting Matters, including the Acquisition; (b) in favor of any matter necessary or advisable to effect or further the transactions contemplated by the Voting Matters; (c) against any action or agreement submitted for adoption of the stockholders of AAMAC that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of AAMAC contained in the Purchase Agreement or of the Founders' contained in this Agreement; and (d) against any action or agreement that would reasonably be expected to adversely affect or delay the Acquisition or other Voting Matters in any respect.

      Section 2.2 No Restraint on Officer or Director Action. The agreements set forth herein shall in no way restrict any such director or officer in the exercise of his fiduciary duties as a director or officer of AAMAC. Each Founder has executed this Agreement solely in his capacity as the Beneficial Owner of Founders' Securities and no action taken by any such


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director or officer solely in such Person's capacity as a director or officer of
AAMAC shall be deemed to constitute a breach of any provision of this Agreement.

      Section 2.3 10b5-1 Agreements. Hanover Overseas Limited, STC Investment Holdings LLC and Solar Capital, LLC shall maintain the 10b5-1 Agreements in full force and effect, and shall not alter, amend, grant any release under or relinquish any rights relating to the 10b5-1 Agreements.

                                  ARTICLE III

                              TRANSFER RESTRICTIONS

      Section 3.1 Transfer Restrictions.

      (a) No Founder may directly or indirectly Transfer, or publicly announce an intention to effect any Transfer, prior to the Closing Date except to a Permitted Transferee that executes a joinder to this Agreement agreeing to be bound by the terms and conditions hereof.

      (b) From and after the date hereof and until the termination of this Article pursuant to Article VIII, each Founder agrees not to, with the exception of the obligations undertaken pursuant to this Agreement, obligations existing pursuant to the Letter Agreements and any Transfers permitted pursuant to
Section 3.1(a) above, (i) deposit any of his Founders' Securities into a voting trust, enter into any voting arrangement or understanding, or otherwise Transfer, whether by proxy, voting agreement or otherwise, the right to vote his Founders Securities or (ii) take any action that would make any of his representations or warranties contained herein untrue or incorrect or have the effect of preventing, disabling or impeding such Founder from performing such Founder's obligations under this Agreement.

                                   ARTICLE IV

                      ASSIGNMENT; THIRD PARTY BENEFICIARIES

      Section 4.1 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except by the Founders to any Permitted Transferee pursuant to the terms of Section 3.1(a) hereof. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 4.2 Third Party Beneficiary. Except for the rights granted to Halcyon Partner Vehicle pursuant to Section 7.2 of this Agreement, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.


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

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

      Each of the Founders hereby represents and warrants to Halcyon Representative, severally and not jointly, as of the date hereof, as follows:

      Section 5.1 Good Standing. In the case of Founders who are not natural persons, such Founder is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized.

      Section 5.2 Due Authorization; Binding Agreement. Each Founder has all requisite legal capacity or other power and authority to enter into this Agreement and to perform its obligations hereunder. In the case of Founders who are not natural persons, the execution and delivery of this Agreement and the performance by such Founder of its obligations hereunder have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each Founder and, assuming due authorization and valid execution and delivery by the other parties hereto, constitutes a valid and binding agreement of the Founder enforceable against the Founder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors generally or general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3 No Conflicts.

      (a) The execution and delivery by each Founder of this Agreement does not, and the performance by each Founder of its obligations hereunder will not, conflict with, or result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under or the creation of a lien, charge, "put" or "call" right or other encumbrance on, or the loss of, any of the Founder's Securities Beneficially Owned by such Founder under or pursuant to (i), in the case of a Founder which is not a natural person, any provision of the partnership agreement, operating agreement or other organizational documents of such Founder or (ii) (A) any material contract to which such Founder is a party or by which any of such Founder's properties or assets is bound other than the Escrow Agreement or (B) any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Founder or such Founder's properties or assets.

      (b) Except for filings with the SEC under the Exchange Act and the approval of Continental Stock Transfer & Trust Company and Citigroup Global Markets Inc to amend the Escrow Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Founder in connection with the execution of this Agreement by such Founder and the consummation by such Founder of the transactions contemplated hereby.

      Section 5.4 Ownership of the Founders' Securities. Such Founder is the owner of record of the Founders' Securities set forth opposite such Founder's name on Exhibit A. No Founder Beneficially Owns any shares of capital stock of AAMAC or any options or other securities convertible into or exchangeable for shares of capital stock of AAMAC, other than the Founders' Securities. Each Founder has the sole right and power to vote and dispose of the Founders' Securities Beneficially Owned by such Founder, and none of such Founders' Securities is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or Transfer of any of the Founders' Securities, except for (i) this Agreement, (ii) the Letter Agreement executed by such Founder, (iii) the Escrow Agreement (iv) and the Registration Rights Agreement, true and complete copies of which have been provided previously to the Halcyon Representative.

      Section 5.5 Founders' Prior Agreements. Other than as a result of this Agreement, each Founder and to such Founder's knowledge the parties thereto, is not in breach or default, nor is there any fact, circumstance or event that, with or without notice or lapse of time, or both, would result in any breach or default under the terms of any 10b5-1 Agreement, the Warrant Agreement or the Escrow Agreement. Each of the 10b5-1 Agreements, the Warrant Agreement and the Escrow Agreement is a valid and binding obligation of the Founder which is a party thereto and to the knowledge of each Founder, of each other party thereto, and is in full force and effect.

      Section 5.6 Litigation. With respect to each Founder, there is no Action pending to which such Founder is a party or, to the knowledge of such Founder, threatened against or by such Founder that restricts in any material respect or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the exercise by any party of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

      Section 5.7 Accuracy of Representations; Reliance by Halcyon Representative. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement. Each Founder understands and acknowledges that the Halcyon Representative is entering into the Purchase Agreement in reliance upon the Founders' execution and delivery of this Agreement.

                                   ARTICLE VI

                               FURTHER ASSURANCES

      Section 6.1 Shareholders Agreement. The Founders agree that on or prior to the Closing Date, the Founders shall enter into the Shareholders Agreement, as contemplated by the Purchase Agreement and on the terms described therein.

      Section 6.2 Further Assurances. AAMAC and the Founders shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Halcyon Representative may reasonably request for the purpose of effectively carrying out the transactions or arrangements contemplated by this Agreement, including effecting any amendment, if necessary, to the Escrow Agreement substantially in the form attached hereto as Exhibit C.


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

                                  ARTICLE VII

                        ADJUSTMENTS AND OTHER AGREEMENTS

      Section 7.1 Surrender and Cancellation of Founders' Securities. On the Closing Date, the Founders shall deliver to AAMAC or its transfer agent, as may be directed by AAMAC, 2,580,000 Founders' Common Shares in the proportion per Founder set out in the column named "Cancellation Shares" on Exhibit B hereto (the "Cancellation Shares"). Regardless of whether such delivery is completed, on the Closing Date AAMAC or its transfer agent shall cancel such Cancellation Shares in accordance with Section 2.2(d) of the Purchase Agreement. Without limiting the provisions of Section 6.2, the Founders hereby agree to execute such additional documents and to provide AAMAC or its transfer agent with any further assurances as may be necessary to effect the cancellation or Transfer of the Cancellation Shares.

      Section 7.2 Termination Fee Securities.

      (a) As provided for in Section 7.3 of the Purchase Agreement, upon the occurrence of the events set forth therein, the Founders shall Transfer to Halcyon Partner Vehicle 50% of the Founders' Common Shares (the "Termination Fee Securities") set out on Exhibit B hereto; provided that actual title to the Termination Fee Securities shall Transfer only at such moment when such shares are releasable from escrow pursuant to the Escrow Agreement (without amendment or waiver thereof).

      (b) Upon the occurrence of the event triggering the right of Halcyon Partner Vehicle to receive the Termination Fee Securities, the Founders shall relinquish to Halcyon Partner Vehicle all rights (other than those expressly limited by the existence of the Escrow Agreement) to the Termination Fee Securities, and Halcyon Partner Vehicle shall be entitled to all distributions, dividends, voting rights, economic rights and liquidation rights thereon. Each Founder hereby grants his proxy to Halcyon Partner Vehicle to exercise all of such Founder's voting rights in the Termination Fee Securities during such period that Halcyon Partner Vehicle shall be entitled to the voting rights thereto and the Termination Fee Securities remain in escrow. In connection therewith the Halcyon Partner Vehicle hereby agrees to vote all Termination Fee Securities in accordance with the votes cast by the holders of the IPO shares (as defined in the Letter Agreements) in the event that AAMAC solicits approval of its stockholders of an Initial Business Combination (as defined in the Letter Agreements) and acknowledges that the Termination Fee Securities will not participate in any liquidation distribution if the company fails to consummate an Initial Business Combination and waives any rights in connection therewith. With respect to cash dividends on the Termination Fee Securities during the period that it remains in escrow, the Founders shall cause the full amount of such cash dividends to be delivered to Halcyon Partner Vehicle or the partners in the Halcyon Partner Vehicle within two Business Days of such cash dividend being paid to the Founders by the escrow agent. Until the termination of the escrow period and delivery of title to the Termination Fee Securities to Halcyon Partner Vehicle, the Founders shall not Transfer the Termination Fee Securities.

      (c) AAMAC and the Founders shall take all necessary steps to ensure that the Termination Fee Securities and all distributions and dividends thereon are each delivered to Halcyon Partner Vehicle at the earliest possible time, provided that in no event shall such


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delivery occur later than two Business Days after such distributions and dividends are received by the Founders.

      Section 7.3 Adjustments to Prevent Dilution. In the event of a stock dividend or distribution, or any change in the securities of AAMAC by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the terms "Founders' Common Shares", "Sponsors' Warrants", "Founders' Securities," "AAMAC Common Stock" and/or "Termination Fee Securities" shall be deemed to refer to and include the Founders' Common Shares, Sponsors' Warrants, Founders' Securities, AAMAC Common Stock and/or Termination Fee Securities, as well as all such stock dividends and distributions and any shares into which or for which any or all of the Founders' Common Shares, Sponsors' Warrants, Founders' Securities, AAMAC Common Stock and/or Termination Fee Securities may be changed or exchanged.

                                  ARTICLE VIII

                                   TERMINATION

      Section 8.1 Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the first to occur of (a) the Closing Date and (b) the termination of the Purchase Agreement pursuant to
Article VII of the Purchase Agreement. Nothing in this Section 8.1 shall relieve any party of liability for breach of this Agreement.

      Section 8.2 Survival. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Sections 7.2 and 7.3 and Article IX.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1 Amendments. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any Founder or Halcyon Representative from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by such Founder and Halcyon Representative, and then it shall be effective only in the specific instance and for the specific purpose for which it is given. Additionally, the Escrow Agreement shall not be amended without Halcyon Representative's consent.

      Section 9.2 Notices. All notices, requests, claims, demands and other communications required or permitted to be given under the Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when received when sent by e-mail or fax by the party to be notified; provided, however, that notices given by e-mail or fax shall not be effective unless either (i) a duplicate copy of such e-mail or fax notice is promptly given by one of the other methods described in this Section 9.2, or
(ii) the receiving party delivers a written confirmation of receipt for such notice either by e-mail, fax or any other


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method described in this Section 9.2; (c) one Business Day (or three Business
Days in the case of notices to be received outside of the United States) after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), provided that the sending party receives a confirmation of delivery from the overnight courier service; or (d) three Business Days after deposit with the U.S. Post Office, Royal Mail or other governmental postal service, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

      Section 9.3 Interpretation. When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "it" when used as a reference to a Founder which is an individual shall mean his or her, as appropriate.

      Section 9.4 Remedies Cumulative. All rights, powers and remedies provided in this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

      Section 9.5 Waivers. Except as otherwise specifically provided in this Agreement, no Action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such Action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision contained in this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision contained in this Agreement.

      Section 9.6 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      Section 9.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to choice of law principles).

      Section 9.9 Entire Agreement. This Agreement embodies the entire agreement and understanding of the Founders and Halcyon Representative and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

      Section 9.10 Fees and Expenses. Subject to the provisions of Section 8.6 of the Purchase Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

      Section 9.11 Legal Counsel. The Founders acknowledge that they have each had the opportunity to consult with their own attorneys prior to entering into this Agreement.

      Section 9.12 Specific Performance; Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      Section 9.13 Consent to Jurisdiction.

      (a) Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the courts of the State of New York sitting in New York City and (ii) the United States District Court for the Southern District of New York for the purposes of any Action arising out of or relating to this Agreement, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof. Each party agrees that service of any process, summons, notice or document to the party at the address for notices specified in Section 9.2 hereof, mailed by first class mail shall be effective service of process upon such party for any Action brought against it in such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to this Agreement, any provision hereof or thereof or the breach, performance, validity or invalidity hereof or thereof in the courts referred to in this section, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the parties agree that a final judgment in any Action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

      (b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

      Section 9.14 Counterparts: Facsimile. This Agreement maybe executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile or portable document format (pdf) signatures of the parties hereto.

                           [SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date written above.

                               HALCYON EMPLOYEES LP
                               solely in its capacity as Halcyon Representative


                               ------------------------------------------------
                               Name:
                               Address:


                               with a copy to:
                               Igor Kirman
                               Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                               New York, New York  10019
                               Tel: +1 212 403 1000



                     (Signature Page to Founders' Agreement)

                                            HANOVER OVERSEAS LIMITED


                                            By:
                                               ------------------------------
                                                 Name:
                                                 Title:
                                                 Address:


                                            STC INVESTMENT HOLDINGS LLC


                                            By:
                                               ------------------------------
                                                 Name:
                                                 Title:
                                                 Address:


                                            SOLAR CAPITAL, LLC


                                            By:
                                               ------------------------------
                                                 Name:
                                                 Title:
                                                 Address:

                                            JAKAL INVESTMENTS, LLC


                                            By:
                                               ------------------------------
                                                 Name:
                                                 Title:
                                                 Address:


                                            ALTERNATIVE ASSET MANAGEMENT
                                            ACQUISITION CORPORATION


                                            By:
                                               ------------------------------
                                                 Name:
                                                 Title:
                                                 Address:


                                            By:
                                               ------------------------------
                                                 Mark D. Klein
                                                 Address:


                                            By:
                                               ------------------------------
                                                 David Hawkins
                                                  Address:


                                            By:
                                               ------------------------------
                                                 Steven A. Shenfeld
                                                  Address:


                                            By:
                                               ------------------------------
                                                 Bradford R. Peck
                                                 Address:


                                            By:
                                               ------------------------------
                                                 Frederick G. Kraegel
                                                 Address:

                                                                       EXHIBIT A

            BENEFICIAL AND RECORD OWNERSHIP OF FOUNDERS' SECURITIES
            -------------------------------------------------------


Equity Interests of Founders

----------------------------------- ------------------------ -------------------
                                         AAMAC Common Stock      AAMAC Warrants
----------------------------------- ------------------------ -------------------
Hanover Overseas Limited                          2,910,938           1,067,250
----------------------------------- ------------------------ -------------------
STC Investment Holdings LLC                       3,881,250           1,423,000
----------------------------------- ------------------------ -------------------
Solar Capital, LLC                                1,293,750             712,000
----------------------------------- ------------------------ -------------------
Jakal Investments, LLC                              983,250             712,000
----------------------------------- ------------------------ -------------------
Mark D. Klein                                       970,312             355,750
----------------------------------- ------------------------ -------------------
David Hawkins                                        51,750                  --
----------------------------------- ------------------------ -------------------
Steven A. Shenfeld                                  155,250             355,000
----------------------------------- ------------------------ -------------------
Bradford R. Peck                                     51,750                  --
----------------------------------- ------------------------ -------------------
Frederick G. Kraegel                                 51,750                  --
----------------------------------- ------------------------ -------------------
TOTAL                                            10,350,000           4,625,000
----------------------------------- ------------------------ -------------------

                                                                       EXHIBIT B

               CANCELLATION SHARES AND TERMINATION FEE SECURITIES
               --------------------------------------------------

----------------------------------- ------------------------ -------------------
                                                                Termination Fee
                                        Cancellation Shares          Securities
                                          (per Section 7.1)   (per Section 7.2)
----------------------------------- ------------------------ -------------------
Hanover Overseas Limited                            725,625           1,455,469
----------------------------------- ------------------------ -------------------
STC Investment Holdings LLC                         967,500           1,940,625
----------------------------------- ------------------------ -------------------
Solar Capital, LLC                                  322,500             646,875
----------------------------------- ------------------------ -------------------
Jakal Investments, LLC                              245,100             491,625
----------------------------------- ------------------------ -------------------
Mark D. Klein                                       241,875             485,156
----------------------------------- ------------------------ -------------------
David Hawkins                                        12,900              25,875
----------------------------------- ------------------------ -------------------
Steven A. Shenfeld                                   38,700              77,625
----------------------------------- ------------------------ -------------------
Bradford R. Peck                                     12,900              25,875
----------------------------------- ------------------------ -------------------
Frederick G. Kraegel                                 12,900              25,875
----------------------------------- ------------------------ -------------------
TOTAL                                             2,580,000           5,175,000
----------------------------------- ------------------------ -------------------

                                                                       EXHIBIT C

                       FORM OF ESCROW AGREEMENT AMENDMENT
                       ----------------------------------

                 Alternative Asset Management Acquisition Corp.
                         590 Madison Avenue, 35th Floor
                               New York, NY 10024

                                 March __, 2008

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004

Ladies and Gentlemen:

      Reference is made to that certain Escrow Agreement, dated as of August 1, 2007 (the "Escrow Agreement"), by and among Alternative Asset Management Acquisition Corp. (the "Company"), the initial stockholders of the Company named therein and Continental Transfer & Trust Company. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Escrow Agreement.

      The Company is considering entering into a definitive agreement with respect to a potential Initial Business Combination. In connection with such Initial Business Combination, the Initial Stockholders intend to enter into a Founders' Voting and Support Agreement (the "Founders Agreement") which will provide that the Initial Stockholders forfeit a certain number of Escrow Shares upon consummation of the Initial Business Combination. Notwithstanding anything to the contrary set forth in the Escrow Agreement, upon delivery by the Company to the Escrow Agent of a copy of the Founders Agreement which has been executed and delivered by the Initial Stockholders and notice from the Company that the Initial Business Combination has been consummated, the Escrow Agent shall deliver to the Company for cancellation, at no cost, the number of Escrow Shares set forth in Exhibit B to the Founders Agreement under the column entitled "Cancellation Shares."

      Except as set forth herein, the Escrow Agreement is not amended or modified in any respect and remains in full force and effect. If you are in agreement with the foregoing, please execute this letter agreement where indicated below and return it to the address set forth above.


                            [Signature Pages Follow]